Exhibit 99.5

FORM OF

NOTICE OF IMPORTANT TAX INFORMATION

ITERUM THERAPEUTICS PLC

This notice is provided in connection with the prospectus of Iterum Therapeutics plc, an Irish public limited company (the “Company”) dated July __, 2024.

Under the U.S. federal income tax laws, distributions (including constructive distributions) that may be made by the Company in respect of the Company’s ordinary shares, nominal value $0.01 (the “Ordinary Shares”) or warrants acquired through the exercise of the subscription rights or Ordinary Shares acquired through exercise of the warrants, themselves issued through the exercise of the subscription rights, may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding and timely and properly establishes an exemption from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that the TIN provided is correct and provides certain other certifications. Each holder that is a “U.S. person” (as defined in the instructions to the enclosed Form W-9 (Request for Taxpayer Identification Number and Certification)) that exercises subscription rights and wants to avoid backup withholding must, unless an exemption applies, provide the subscription agent, as the Company’s agent in respect of the exercised subscription rights, with such holder’s correct TIN and certain other certifications. The TIN that must be provided is the TIN of the record owner of the subscription rights. If such record owner is an individual, the TIN is generally the record owner’s social security number. For most entities, the TIN is the employer identification number. If the subscription rights are in more than one name or are not in the name of the actual owner, consult Form W-9 (Request for Taxpayer Identification Number and Certification) for additional guidelines on which number to report. Such Form W-9 may be obtained from the subscription agent or the IRS website (http://www.irs.gov). If the subscription agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the Internal Revenue Service (“IRS”).

Certain holders (including, among others, certain corporations and foreign persons) are not subject to these backup withholding rules. In general, in order for a holder that is a “U.S. person” for U.S. federal income tax purposes to qualify as an exempt recipient, that holder must timely submit a properly completed Form W-9 attesting to such holder’s exempt status. In general, in order for a holder that is not a “U.S. person” for U.S. federal income tax purposes to qualify as an exempt recipient, that holder must timely submit a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other appropriate Form W-8, signed under the penalties of perjury, attesting to such holder’s foreign status. Such Form W-8BEN or Form W-8BEN-E or other Form W-8 may be obtained from the subscription agent or the IRS website (http://www.irs.gov). Holders are urged to consult their own tax advisors to determine whether they are exempt from backup withholding.

If backup withholding applies, the Company or the subscription agent, as the case may be, will be required to withhold (currently at a 24% rate) from any reportable payments made to a holder of Ordinary Shares or warrants. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder, provided that the required information is timely provided to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE BACKUP WITHHOLDING RULES TO THEM. SEE “MATERIAL TAX CONSIDERATIONS—MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS” ON PAGE 61 OF THE PROSPECTUS FOR ADDITIONAL INFORMATION.